Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAPTHEALTH CORP. Announces THIRD Quarter 2022 RESULTS
AND UPDATES 2022 OUTLOOK

PLYMOUTH MEETING, Pa. – November 8, 2022 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the third quarter ended September 30, 2022.

Third Quarter Results and Highlights

•	AdaptHealth delivered record net revenue of $756.5 million for the third quarter of 2022 compared to $653.3 million in the third quarter of 2021, an increase of 15.8%.

•	Net income attributable to AdaptHealth Corp. was $16.1 million, or $0.11 per diluted share, compared to $58.1 million, or $0.20 per diluted share, in the third quarter of 2021.

•	Non-acquired net revenue for the third quarter increased 6.1% over the third quarter of 2021.

•	Sleep rental revenue continued to show strong sequential growth with further improvement in the supply of PAP machines relative to recent quarters.

•	Adjusted EBITDA was $160.2 million, compared to $156.3 million in the third quarter of 2021, an increase of 2.5%.

•	Cash flow from operations was $107.0 million, compared to $27.1 million in the third quarter of 2021.

•	The Company repurchased $10.6 million of its common stock in the open market during the quarter using available cash, pursuant to the previously-announced share repurchase authorization.

Guidance Updated for Fiscal Year 2022

The Company is updating its previously issued financial guidance for fiscal year 2022, as follows:

•	Net revenue of $2.950 billion to $3.010 billion (previously $2.840 billion to $3.040 billion);
•	Adjusted EBITDA of $620 million to $650 million (previously $615 million to $675 million); and
•	Total capital expenditures representing 10-12% of net revenue (previously 9-11%).

Guidance for fiscal year 2022 does not include any contribution from acquisitions that have not yet closed.

Management Commentary

Steve Griggs, Chief Executive Officer, commented, “We delivered another solid quarter as we continued to capitalize on strong demand in our HME and Sleep product lines with CPAP patient set-ups at or near record levels each month of the quarter, and our diabetes product line once again posting double-digit growth. Additionally, our operational excellence initiatives continued to partially offset general inflationary pressures and higher labor costs. As a result, we were pleased to see sequential margin expansion in the third quarter and expect further improvement in the fourth quarter. This strong performance demonstrates the resilience of our business and confirms confidence in our ability to achieve the 2025 goals we set out at our Capital Markets Day.”

Josh Parnes, President, said, “The healthcare marketplace continues to move aggressively to the home environment, and we are positioning AdaptHealth to lead this shift with our technology-enabled, patient-first integrated care model. As we look ahead, our team remains deeply committed to deliver on our mission of helping the approximately 3.9 million patients we serve to live their healthiest lives at home while reducing healthcare costs and unlocking AdaptHealth’s earnings and growth potential.”

Conference Call

Management will host a conference call at 8:30 am ET today to discuss the results and business activities. Interested parties may participate in the call by dialing:

• (877) 407-6176 (Domestic) or

• (201) 689-8451 (International)

Webcast registration: Click Here

Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com under "Investor Relations."

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment (HME), medical supplies, and related services. The Company provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to challenges in their activities of daily living, and thrive. Product and service offerings include (i) sleep therapy equipment, supplies, and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) HME to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 3.9 million patients annually in all 50 states through its network of approximately 750 locations in 47 states.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance

This release contains non-GAAP financial guidance, which is adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These non-GAAP items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods.

The Company uses EBITDA and Adjusted EBITDA, which are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures.

The Company believes Adjusted EBITDA is useful to investors in evaluating the Company’s financial performance. The Company uses this metric as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, changes in fair value of the warrant liability, and other non-recurring items of expense or income in full year 2022. As a result, reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The guidance also excludes macro-economic effects due to the COVID-19 pandemic that are not yet quantifiable. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$110,738	$149,627
Accounts receivable	358,341	359,896
Inventory	125,362	123,095
Prepaid and other current assets	37,490	37,440
Total current assets	631,931	670,058
Equipment and other fixed assets, net	473,056	398,577
Operating lease right-of-use assets	128,635	147,760
Goodwill	3,524,999	3,512,567
Identifiable intangible assets, net	172,772	202,231
Other assets	20,453	15,098
Deferred tax assets	286,135	304,193
Total Assets	$5,237,981	$5,250,484
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$346,920	$358,384
Current portion of finance lease obligations	2,695	15,446
Current portion of operating lease obligations	28,769	31,418
Current portion of long-term debt	30,000	20,000
Contract liabilities	31,605	31,370
Other liabilities	26,938	43,194
Total current liabilities	466,927	499,812
Long-term debt, less current portion	2,162,088	2,183,552
Operating lease obligations, less current portion	103,859	120,180
Other long-term liabilities	306,641	322,487
Warrant liability	38,516	57,764
Total Liabilities	3,078,031	3,183,795
Total Stockholders' Equity	2,159,950	2,066,689
Total Liabilities and Stockholders' Equity	$5,237,981	$5,250,484

ADAPTHEALTH CORP.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 30,		September 30,
	2022	2021	2022	2021
Net revenue	$756,495	$653,293	$2,190,312	$1,752,429

Costs and expenses:
Cost of net revenue	646,714	529,887	1,853,847	1,417,305
General and administrative expenses	40,681	33,006	124,673	132,584
Depreciation and amortization, excluding patient equipment depreciation	16,151	14,690	48,113	46,014
Total costs and expenses	703,546	577,583	2,026,633	1,595,903
Operating income	52,949	75,710	163,679	156,526
Interest expense, net	28,521	24,252	78,905	69,584
Change in fair value of warrant liability	1,364	(16,737)	(17,145)	(57,359)
Change in fair value of contingent consideration common shares liability	—	(10,006)	—	(34,050)
Loss on extinguishment of debt	—	8,240	—	20,189
Other loss (income), net	257	(452)	7,179	698
Income before income taxes	22,807	70,413	94,740	157,464
Income tax expense	5,580	12,147	20,036	22,782
Net income	17,227	58,266	74,704	134,682
Income attributable to noncontrolling interest	1,105	174	2,800	1,449
Net income attributable to AdaptHealth Corp.	$16,122	$58,092	$71,904	$133,233

Weighted average common shares outstanding - basic	134,227	131,684	134,186	124,228
Weighted average common shares outstanding - diluted	137,583	140,322	138,599	133,638

Basic net income per share	$0.11	$0.40	$0.49	$0.97
Diluted net income per share	$0.11	$0.20	$0.35	$0.27

ADAPTHEALTH CORP.

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$74,704	$134,682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	248,835	180,827
Equity-based compensation	16,784	21,394
Change in fair value of warrant liability	(17,145)	(57,359)
Change in fair value of contingent consideration common shares liability	—	(34,050)
Reduction in the carrying amount of operating lease right-of-use assets	16,924	23,832
Deferred income tax expense	18,058	11,666
Change in fair value of interest rate swaps, net of reclassification adjustment	(2,202)	(2,185)
Amortization of deferred financing costs	3,926	4,069
Write-off of deferred financing costs	—	4,054
Loss on extinguishment of debt from prepayment penalty	—	16,135
Other	(2,023)	(1,614)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	2,357	(25,046)
Inventory	(3,992)	3,626
Prepaid and other assets	4,211	(137)
Operating lease obligations	(16,794)	(23,292)
Operating liabilities	(66,696)	(81,852)
Net cash provided by operating activities	276,947	174,750
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(16,134)	(1,417,946)
Purchases of equipment and other fixed assets	(248,511)	(139,686)
Payments for cost method investments	(731)	(875)
Net cash used in investing activities	(265,376)	(1,558,507)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt and lines of credit	—	1,165,000
Repayments on long-term debt and lines of credit	(15,000)	(822,271)
Repayments of finance lease obligations	(14,219)	(31,043)
Payments for shares purchased under share repurchase program	(13,992)	—
Proceeds from the exercise of stock options	1,388	12,140
Proceeds received in connection with employee stock purchase plan	1,616	1,016
Proceeds from the issuance of senior unsecured notes	—	1,100,000
Proceeds from the issuance of Class A Common Stock	—	278,850
Payments for equity issuance costs	—	(13,832)
Payments of deferred financing costs	—	(29,185)
Payments for tax withholdings from restricted stock vesting and stock option exercises	(2,690)	(810)
Payments of contingent consideration and deferred purchase price from acquisitions	(5,563)	(22,211)
Distributions to noncontrolling interests	(2,000)	(1,070)
Payments for debt prepayment penalties	—	(16,135)
Net cash (used in) provided by financing activities	(50,460)	1,620,449
Net (decrease) increase in cash and cash equivalents	(38,889)	236,692
Cash and cash equivalents at beginning of period	149,627	99,962
Cash and cash equivalents at end of period	$110,738	$336,654

Non-GAAP Financial Measures

This press release presents AdaptHealth’s EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021.

AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization.

AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus loss on extinguishment of debt, equity-based compensation expense, transaction costs, change in fair value of the contingent consideration common shares liability, change in fair value of the warrant liability, and other non-recurring items of expense or income.

The following unaudited table presents the reconciliation of net income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2022	2021	2022	2021
Net income attributable to AdaptHealth Corp.	$16,122	$58,092	$71,904	$133,233
Income attributable to noncontrolling interest	1,105	174	2,800	1,449
Interest expense, net	28,521	24,252	78,905	69,584
Income tax expense	5,580	12,147	20,036	22,782
Depreciation and amortization, including patient equipment depreciation	92,331	69,828	248,835	180,827
EBITDA	143,659	164,493	422,480	407,875
Loss on extinguishment of debt (a)	—	8,240	—	20,189
Equity-based compensation expense (b)	5,562	5,365	16,784	21,394
Transaction costs (c)	519	4,616	5,832	44,570
Change in fair value of warrant liability (d)	1,364	(16,737)	(17,145)	(57,359)
Change in fair value of contingent consideration common shares liability (e)	—	(10,006)	—	(34,050)
Other non-recurring expense, net (f)	9,059	303	19,863	5,221
Adjusted EBITDA	$160,163	$156,274	$447,814	$407,840

(a)	Represents the write-off of unamortized deferred financing costs and other expenses related to refinancing of debt and prepayment penalties for early debt payoff.

(b)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.

(c)	Represents transaction costs and expenses related to integration efforts related to acquisitions.

(d)	Represents a non-cash charge or gain for the change in the estimated fair value of the warrant liability.

(e)	Represents a non-cash gain for the change in the estimated fair value of the contingent consideration common shares liability.

(f)

The 2022 year-to-date period consists of $9.0 million of consulting expenses associated with systems implementation activities and post-implementation support services, a $4.5 million expense related to changes in AdaptHealth’s estimated TRA liability, $3.8 million of expenses associated with litigation, claims and settlements, $0.7 million of expenses associated with lease terminations, a $0.8 million loss related to the write-off of an investment, and $1.1 million of net other non-recurring expenses. The 2021 year-to-date period consists of $1.9 million of expenses related to legal and other costs associated with the separation of the Company’s former Co-CEO, $0.9 million of expenses associated with litigation, claims and settlements, $1.6 million of expenses associated with lease terminations, and $0.8 million of net other non-recurring charges.

Contacts

AdaptHealth Corp.

Jason Clemens, CFA

Chief Financial Officer

Anton Hie

Vice President, Investor Relations

IR@adapthealth.com